Exhibit 10.13

                                A G R E E M E N T

      AGREEMENT, dated as of June 1, 2001, between CIT Holdings (NV) Inc. ("CIT Holdings (NV)"), a Nevada corporation and a wholly-owned subsidiary of Tyco International Ltd. ("Tyco"), a Bermuda company, and The CIT Group, Inc. ("CIT"), a Nevada corporation and a wholly-owned subsidiary of CIT Holdings (NV).

      WHEREAS, CIT Holdings (NV) owns all of the outstanding stock of CIT; and

      WHEREAS, the parties desire to provide for certain agreements regarding transactions between the two companies and for the separateness of CIT; and

      WHEREAS, Tyco has agreed to guarantee the obligations of CIT Holdings (NV) under this Agreement.

      NOW THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the parties agree as follows:

      1. For purposes of this Agreement, the following terms have the meanings assigned in this section:

            "CIT Ratings" means the ratings assigned by the Rating Agencies from time to time to the senior unsecured debt and commercial paper obligations of CIT.

            "Class" means, with respect to any Rated Indebtedness, all indebtedness (including for this purpose investment grade preferred stock) designated as belonging to the same class, series or issue or otherwise having substantially the same material terms and governed by substantially the same instruments.

            "Class Agent" means, in the case of Rated Indebtedness governed by an indenture or similar trust document, the trustee or similar fiduciary for such Class, and, in all other cases, the holders of a majority in principal amount of the outstanding Rated Indebtedness of such Class.

            "Existing Ratings" mean the ratings assigned by the Rating Agencies to the senior unsecured debt and commercial paper obligations of CIT as of the date hereof, as set forth in Annex A to this Agreement.

            "Rated Indebtedness" means any indebtedness for money borrowed in accordance with GAAP (including for this purpose investment grade preferred stock) that is issued, assumed or guaranteed by CIT, that, at the relevant time, is outstanding and not defeased in accordance with its terms and that is rated by at least two of the Rating Agencies, unless the instruments governing such indebtedness provide that they are not entitled to the benefits of this Agreement.

            "Rating Agencies" means Standard & Poor's, Moody's Investors Service and Fitch, or, if any such agency shall cease to perform the functions of a statistical rating agency, a replacement therefor that is a nationally recognized statistical rating agency in the United States and is designated by CIT Holdings (NV) and CIT.

            "Tyco Affiliate" means Tyco and any subsidiary of Tyco other than CIT and its subsidiaries.

      2. CIT Holdings (NV) and CIT agree, as follows:

            (a) CIT and its subsidiaries will not engage in transactions, including finance, underwriting, and asset management servicing transactions, with or originated through any Tyco Affiliate unless such transactions are at arm's-length and for fair value.

            (b) Without limiting the provisions of subsection (a), CIT and its subsidiaries shall have sole discretion and decision making authority for underwriting, managing and servicing assets originated through or relating to any Tyco Affiliate.

            (c) CIT will not declare or make any dividends or distributions of cash or property to CIT Holdings (NV) in an amount that exceeds the sum of
      (i) fifteen percent (15%) of the net cumulative income of CIT through the date of such dividend, distribution or declaration, plus (ii) the net capital contributions made to CIT and its subsidiaries through the date of such dividend, distribution or declaration. Net cumulative income shall mean the net income of CIT and its consolidated subsidiaries determined in accordance with generally accepted accounting principles from and after the date hereof, less an amount equal to (x) all dividends and distributions by CIT from and after the date hereof made in reliance on clause (i) above divided by (y) 0.15. Net capital contributions means the fair value of all capital contributions made to CIT from and after the date hereof, less all dividends and distributions by CIT from and after the date hereof made in reliance on clause (ii) above. The foregoing shall not preclude the sale or issuance to CIT Holdings (NV) of any capital stock of CIT, provided that the dividends or distributions payable on such capital stock would not otherwise be in violation of this section.

            (d) CIT at all times shall (i) maintain its books, records, financial statements and bank accounts separate from those of any and all Tyco Affiliates; (ii) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its assets from those of any and all Tyco Affiliates; (iii) not commingle the funds and other assets of CIT with those of any Tyco Affiliate; (iv) at all times hold itself out to the public as a legal entity separate and distinct from any and all Tyco Affiliates; and (v) otherwise take such reasonable and customary action so that CIT will not be consolidated with any Tyco Affiliate in any case or other proceeding seeking liquidation, reorganization or other relief with respect to any Tyco Affiliate or its debts under any bankruptcy, insolvency or other similar law.

      3. CIT Holdings (NV) and CIT agree that they will not take any action in contravention of the provisions of Section 2, (i) without providing advance notice to each of the Rating Agencies, in each case in reasonably sufficient time to allow the Rating Agencies the opportunity to consider the impact that such action would have on the CIT Ratings or (ii) if such action would result in a downgrade of the CIT Ratings to below the Existing Ratings by at least two of the Rating Agencies.

      4. CIT agrees promptly to inform CIT Holdings (NV) of any notices or other communications that CIT receives from the Rating Agencies, including copies of any written communications, which indicate or embody any change, intention to change or review that could reasonably be expected to result in a change of the CIT Ratings, including any negative watch or other possibility of downgrade.

      5. This Agreement shall terminate at such time as CIT ceases to be a direct or indirect subsidiary of Tyco.

      6. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given when received at the addresses or telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

            If to CIT Holdings (NV)

                      CIT Holdings (NV) Inc.
                      c/o Tyco International (US) Inc.
                      One Tyco Park
                      Exeter, NH 03833
                      Attn: Secretary
                      Telecopy: (603) 778-7700
                      Telephone: (603) 778-9700

            If to CIT:

                      The CIT Group, Inc.
                      650 CIT Drive
                      Livingston, NJ 07039
                      Attn: Chief Financial Officer
                      Telecopy: (973) 740-5527
                      Telephone: (973) 740-5000

      7. This Agreement and Tyco's guarantee hereof constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof.

      8. This Agreement is not, and shall not be construed to be, a guarantee by CIT Holdings (NV) of any indebtedness of CIT.

      9. This Agreement may not be amended or terminated except by an instrument in writing signed by the parties hereto; provided that no amendment that adversely affects the rights of any Class shall be made unless either (i) at least two of the Rating Agencies have confirmed in writing that the CIT Ratings following the effectiveness of such amendment will be not less than the Existing Ratings or (ii) the Class Agent for each such affected Class shall consent in writing to such amendment.

      10. This Agreement shall not be assigned, by operation of law or otherwise, except that all or any of the rights of CIT Holdings (NV) hereunder may be assigned to any other Tyco Affiliate, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

      11. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided that the holders of Rated Indebtedness shall be deemed intended third party beneficiaries of this Agreement; provided further that the remedies of the holders hereunder shall be limited to specific enforcement of the provisions of this Agreement; and provided further that any action to enforce the rights of the holders of Rated Indebtedness of any Class as third party beneficiaries shall be undertaken only by the Class Agent for such Class.

      12. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      13. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

      14. This Agreement may be executed in counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                               CIT HOLDINGS (NV) INC.

                                               By:    \s\  Mark H. Swartz
                                                      --------------------------
                                               Name:  Mark H. Swartz
                                               Title: Vice President

                                               THE CIT GROUP, INC.

                                               By:    \s\  Mark H. Swartz
                                                      --------------------------
                                               Name:  Mark H. Swartz
                                               Title: Vice President

                                    GUARANTEE

      Tyco International Ltd. ("Guarantor") irrevocably guarantees each and every covenant, agreement and other obligation of CIT Holdings (NV), and/or any of its permitted assigns, and the full and timely performance of their respective obligations under the provisions of the foregoing Agreement. This is a guarantee of performance, and Guarantor acknowledges and agrees that this guarantee is full and unconditional, and no release or extinguishment of the obligations or liabilities of CIT Holdings (NV) (other than in accordance with the terms of the Agreement), whether by decree in any bankruptcy proceeding or otherwise, shall affect the continuing validity and enforceability of this guarantee, as well as any provision requiring or contemplating performance by Guarantor.

      The provisions of Sections 5 through 12 of the Agreement are incorporated herein, mutatis mutandis, except that notices and other communications hereunder to Guarantor shall be delivered to Tyco International Ltd., The Zurich Centre, Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, Attn: Chief Corporate Counsel, Telecopy No. (441) 295-9647, Confirm No. (441) 292-8674.

      Guarantor understands that CIT is relying on this guarantee in entering into the Agreement and may enforce this guarantee as if Guarantor were a party thereto.

                                               TYCO INTERNATIONAL LTD.

                                               By:    \s\  Mark H. Swartz
                                                      --------------------------
                                               Name:  Mark H. Swartz
                                               Title: Executive Vice President
                                                        and Chief Financial
                                                        Officer

                                     ANNEX A

                                EXISTING RATINGS

--------------------------------------------------------------------------------
      Rating Agency           Senior Unsecured Debt        Commercial Paper
      -------------           ---------------------        ----------------
--------------------------------------------------------------------------------
Standard & Poor's             A+                           A1
--------------------------------------------------------------------------------
Moody's Investor
  Services                    A2                           P1
--------------------------------------------------------------------------------
Fitch                         A1                           F1
--------------------------------------------------------------------------------